Exhibit 10.3

Recording Requested By and

When Recorded Return To:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

Attn: John B. Hale, Esq.

SPACE ABOVE FOR RECORDER’S USE

FIRST MODIFICATION TO MORTGAGE AND SECURITY AGREEMENT

THIS FIRST MODIFICATION TO MORTGAGE AND SECURITY AGREEMENT (this “Modification”) is entered into as of the 15th day of November, 2013, by and between ASC DEVENS LLC, a Delaware limited liability company, having an address at c/o American Superconductor Corporation, 64 Jackson Road, Devens, Massachusetts 01434-4020 (“Mortgagor”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, having an office at 400 Hamilton Avenue, Suite 310, Palo Alto, California 94301, Attention: Chief Legal Officer and Brad Pritchard (“Mortgagee”).

RECITALS

WHEREAS, American Superconductor Corporation (“Parent”), the direct 100% owner of Mortgagor, and Mortgagee entered into a Loan and Security Agreement dated as of June 5, 2012, as amended, restated and supplemented from time to time (the “Original Loan Agreement”), pursuant to which Mortgagee made a loan in the principal amount of $10,000,000 (the “Loan”) to Mortgagor and Parent, subject to the terms and conditions contained in the Original Loan Agreement,

WHEREAS, in connection with the Original Loan Agreement, Mortgagor executed in favor of Mortgagee a Mortgage and Security Agreement dated as of July 31, 2012 and recorded with the Worcester District Registry of Deeds in Book 49380, Page 245 (the “Mortgage”) to secure the Secured Obligations (as defined in the Original Loan Agreement).

WHEREAS, Parent now desires to amend the Original Loan Agreement pursuant to that certain First Amendment to Loan and Security Agreement dated as of the date hereof between Parent and Lender (the “Amendment”).

WHEREAS, Mortgagee is willing to enter into the Amendment on the condition, among others, that the Mortgage be amended as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated herein by this reference, and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Mortgagor hereby agrees to the following amendments to the Mortgage:

1. Amendments to Mortgage.

(a) The First Recital on page 1 of the Mortgage is hereby amended and restated in its entirety to read as follows:

“WHEREAS, pursuant to that certain Loan and Security Agreement dated as of June 5, 2012 between American Superconductor Corporation (“Parent”), the direct 100% owner of Mortgagor, and Mortgagee (the “Original Loan Agreement”), as amended by that certain First Amendment to Loan and Security Agreement dated as of November 15, 2013 between Parent and Mortgagee (the “First Amendment”; and together with the Original Loan Agreement, the “Loan Agreement”), Mortgagee has made (i) a loan in the principal amount of $10,000,000 (the “Term Loan”) to Mortgagor and Parent, which Term Loan is evidenced by that certain Secured Term Promissory Note in the amount of the Loan executed by Mortgagor in favor of Mortgagee (the “Term Note”), and (ii) a loan in the principal amount equal to the difference between $15,000,000 and the principal amount then outstanding on the Term Loan when such other loan is funded (the “Term B Loan”; and together with the Term Loan, the “Loan”) which Term B Loan may be evidenced by a promissory note if so requested by Mortgagee (any such note, the “Term B Note”; and together with the Term Note, the “Note”);”

(b) Wherever the Mortgage may refer to the “Loan Documents” such reference shall hereafter be deemed to include, without limitation, the Loan Agreement and the Mortgage, as amended hereby and to date.

2. Representations and Warranties.  Mortgagor hereby represents and warrants that no default or event of default (under the Mortgage or any other Loan Document), breach or failure of condition has occurred (whether or not existing on the date hereof), or would exist with notice or the lapse of time or both, under the Mortgage, and that all warranties and representations made in the Mortgage, continue to be true and complete in all material respects as of the date hereof after giving effect to this Modification (other than representations and warranties made as of a specific date, in which case such representations and warranties are true and correct in all material respects on the date made).

3. Reaffirmation.  Mortgagor hereby reaffirms its obligations under each of the Loan Documents.

4. Non-Impairment; Entire Agreement.  Except as expressly provided herein, nothing in this Modification shall alter or affect any provision, condition or covenant contained in the Mortgage or affect or impair any rights, powers, or remedies of Mortgagee thereunder, it being the intent of Mortgagor that the provisions of the Mortgage shall continue in full force and effect, except as expressly modified hereby.  This Modification and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.  The parties hereto further agree that the Loan Documents, as amended, comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Mortgagee to Mortgagor or Parent.

5. Governing Law. This Modification shall be governed by and shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

6. Claims, Counterclaims, Defenses, Rights of Set-Off.  Mortgagor hereby represents and warrants to Mortgagee that it has no knowledge of any facts that would support a claim, counterclaim, defense or right of set-off.

7. Counterparts; Effectiveness.  This Modification may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.  Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts have been received by Mortgagor and Mortgagee.

[Signatures appear on following page.]

IN WITNESS WHEREOF, Mortgagor has executed this Modification as of the date first above written.

MORTGAGOR:

ASC DEVENS LLC, a Delaware limited liability company,

WITNESS:		By:	AMERICAN SUPERCONDUCTOR CORPORATION, its sole member

/s/	John R. Samia	By:	/s/ David A. Henry
Print Name:	John R. Samia	Name:	David A. Henry
		Title:	Senior Vice President and Chief Financial Officer

State of Massachusetts

County Worcester

On this 15th day of November, 2013, before me appeared David A. Henry to me personally known, who, being by me duly sworn (or affirmed), did say that he is the Senior Vice President and Chief Financial Officer of AMERICAN SUPERCONDUCTOR CORPORATION, a Delaware Corporation, authorized signatory of ASC DEVENS LLC, a Delaware limited liability company and that the seal affixed to said instrument is the seal of said limited liability company, and that said instrument was signed and sealed in behalf of said limited liability company by authority of its members (or managers), and said David A. Henry acknowledged said instrument to be the free act and deed of said limited liability company.

/s/	Alan D. Savoie

Notary Public

Print Name:	Alan D. Savoie

My commission expires:

September 28, 2018

EXHIBIT A

LEGAL DESCRIPTION

The land with the improvements thereon situated on the southeasterly side of Jackson Road and the southwesterly side of Givry Street, Harvard, Worcester County, Massachusetts and being shown as Lot 7 on plan entitled “Level 1 Subdivision Lot 7 Givry Street” dated July 19, 2000, prepared by Howe Surveying Associates, Inc. and recorded with the Worcester District Registry of Deeds in Plan Book 761, Plan 44.

Together with the benefit of the appurtenant rights as set forth in the following deeds:

a.Deed from the USA recorded with said Deeds in Book 17907, Page 1;

b.Deed to ASC Devens LLC recorded with said Deeds in Book 23120, Page 209, except the slope easements recited therein, which have been released.